CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report of Coral Gold Resources Ltd. (the "Company") on Form 20-F for the year ended January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report").  I, Lindsay Gorrill, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2007                                                              /s/ Lindsay Gorrill
Lindsay Gorrill, Chief Financial Officer
(Principal Financial Officer)